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
DVA PLUS - NEW YORK 140 BP  (WITH INCEPTION DATE OF 05/1/97)
12/31/1999  One Year and Inception Standard SEC Returns w/ withdrawal charge
    Assumed $70,000 avg contract value

MANAGED GLOBAL          140 BP W/ SURRENDER
--------------          -------------------

1 Yr computation                        Investment     IIE        Shares  Shares   Value
----------------                        ----------     ---        ------  ------   -----
   12/31/1998     Purchase               1000.00    14.88384123   67.187  67.187  1000.00
   12/31/1999     Annual maint charge      -0.39    23.96613280   -0.016  67.171  1609.83
   12/31/1999     Withdrawl Charge        -70.00    23.96613280   -2.921  64.250  1539.82

Average Annual Total Return:  53.98%


Fund Inception                          Investment     IIE        Shares  Shares   Value
--------------                          ----------     ---        ------  ------   -----
   05/01/1997     Purchase               1000.00    10.87283850   91.972  91.972  1000.00
   12/31/1999     Annual maint charge      -0.78    23.96613280   -0.033  91.939  2203.42
   12/31/1999     Withdrawl Charge        -50.00    23.96613280   -2.086  89.853  2153.43

Average Annual Total Return:  33.30%
   2.668493151


LIQUID ASSETS           140 BP W/ SURRENDER
-------------           -------------------

1 Yr computation                        Investment     IIE        Shares  Shares   Value
----------------                        ----------     ---        ------  ------   -----
   12/31/1998     Purchase               1000.00    14.32539086   69.806  69.806  1000.00
   12/31/1999     Annual maint charge     -0.39     14.79412488   -0.026  69.780  1032.33
   12/31/1999     Withdrawl Charge       -70.00     14.79412488   -4.732  65.048   962.33

Average Annual Total Return:  -3.77%


Fund Inception                          Investment     IIE        Shares  Shares   Value
--------------                          ----------     ---        ------  ------   -----
   05/01/1997     Purchase               1000.00    13.49947709   74.077  74.077  1000.00
   12/31/1999     Annual maint charge    -0.78      14.79412488   -0.053  74.024  1095.12
   12/31/1999     Withdrawl Charge      -50.00      14.79412488   -3.380  70.644  1045.12

Average Annual Total Return:  1.67%
2.668493151


MANAGED GLOBAL          140 BP W/O SURRENDER
--------------          --------------------

1 Yr computation                        Investment     IIE        Shares  Shares   Value
----------------                        ----------     ---        ------  ------   -----
   12/31/1998     Purchase               1000.00    14.88384123   67.187  67.187  1000.00
   12/31/1999     Annual maint charge       0.00    23.96613280    0.000  67.187  1610.21
   12/31/1999     Withdrawl Charge          0.00    23.96613280    0.000  67.187  1610.21

Average Annual Total Return:  61.02%


Fund Inception                          Investment     IIE        Shares  Shares   Value
--------------                          ----------     ---        ------  ------   -----
   05/01/1997     Purchase               1000.00    10.87283850   91.972  91.972  1000.00
   12/31/1999     Annual maint charge       0.00    23.96613280    0.000  91.972  2204.21
   12/31/1999     Withdrawl Charge          0.00    23.96613280    0.000  91.972  2204.21
Average Annual Total Return:  34.47%
2.668493151


LIQUID ASSETS           140 BP W/O SURRENDER
--------------          --------------------

1 Yr computation                        Investment     IIE        Shares  Shares   Value
----------------                        ----------     ---        ------  ------   -----
   12/31/1998     Purchase               1000.00    14.32539086   69.806  69.806  1000.00
   12/31/1999     Annual maint charge       0.00    14.79412488    0.000  69.806  1032.72
   12/31/1999     Withdrawl Charge          0.00    14.79412488    0.000  69.806  1032.72

Average Annual Total Return:  3.27%


Fund Inception                          Investment     IIE        Shares  Shares   Value
--------------                          ----------     ---        ------  ------   -----
   05/01/1997     Purchase               1000.00    13.49947709   74.077  74.077  1000.00
   12/31/1999     Annual maint charge       0.00    14.79412488    0.000  74.077  1095.90
   12/31/1999     Withdrawl Charge          0.00    14.79412488    0.000  74.077  1095.90

Average Annual Total Return:  3.49%
2.668493151


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